Exhibit 23.2


                                   CONSENT OF
                             KOPPLE & GOTTLIEB, LLP
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Dimensional Visions Incorporated
Phoenix, Arizona

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and in the related Prospectus, of our report dated October 31, 2001 relating to the financial statements of Dimensional Visions Incorporated as of June 30, 2001 and June 30, 2000.

/s/ Kopple & Gottlieb, LLP
------------------------------
KOPPLE & GOTTLIEB, LLP

Jenkintown, Pennsylvania
Dated: November 30, 2001